Exhibit 5.1

3580 Carmel Mountain Road Suite 300 San Diego, CA 858 314 1500 mintz.com June 25, 2025

Netlist, Inc.

111 Academy, Suite 100

Irvine, California 92617

Ladies and Gentlemen:

We have acted as legal counsel to Netlist, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated June 24, 2025 (the “Prospectus Supplement”), to Registration Statement No. 333-280985 (the “Registration Statement”), filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the sale of (i) 17,142,860 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and (ii) Common Stock Purchase Warrants (the “Warrants”) to purchase up to 34,285,720 shares of Common Stock (the “Warrant Shares”) pursuant to a Securities Purchase Agreement, dated June 24, 2025, by and among the Company and the purchasers named therein (the “Purchase Agreement”). The Warrant Shares, together with the Shares and the Warrants, are hereinafter referred to as the “Securities.” The Purchase Agreement and the form of Common Stock Purchase Warrant will be filed as exhibits to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, both as currently in effect; the minutes of all pertinent meetings of the board of directors of the Company relating to the Registration Statement, the prospectus contained in the Registration Statement, the Prospectus Supplement, the Warrants, the Purchase Agreement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; the Registration Statement and the exhibits thereto; the prospectus contained in the Registration Statement; the Prospectus Supplement; and the Purchase Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the Purchase Agreement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable and that the Warrant Shares when issued upon exercise and in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable.

MINTZ June 25, 2025 Page 2

We understand that you wish to file this opinion with the Commission as an exhibit to a Current Report on Form 8-K and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON LOS ANGELES MIAMI NEW YORK SAN DIEGO SAN FRANCISCO TORONTO WASHINGTON
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.